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                                                                    Exhibit 23.6


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1997, with respect to the combined financial statements and schedule of Shelter Properties Partnerships for the year ended December 31, 1996, included in the Information Statement of Insignia Properties Trust that is made a part of the Registration Statement (Amendment No. 2 to Form S-4) and Prospectus of Apartment Investment and Management Company dated December 28, 1998.


                                                /s/ Ernst & Young LLP


Greenville, South Carolina
December 23, 1998